                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                 April 20, 2005
                        (Date of earliest event reported)

                                  EPIXTAR CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)


                  011-15489                           65-0722193
                  ---------                           ----------
           (Commission File Number)       (IRS Employer Identification No.)


            11900 Biscayne Boulevard Suite 700
                      Miami, Florida                           33181
                      --------------                           -----
         (Address of Principal Executive Offices)           (Zip Code)

                                 (305) 503-8600
              (Registrant's Telephone Number, Including Area Code)
              ----------------------------------------------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

         On April 20, 2005, the board of directors of Epixtar Corp. (the "Company") granted and conveyed an aggregate of 2,000,000 shares of Voxx Corporation common stock owned by the Company (the "Restricted Shares") to certain employees and consultants of the Company, each of which grants is evidenced by a Restricted Stock Agreement between the Company and the grantee. Voxx Corporation is a subsidiary of the Company. The description of the Restricted Stock Agreements set forth in this Item 1.01 is a summary only and is qualified in its entirety by reference to a copy of the form of Restricted Stock Agreement which will be filed with the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2005. All capitalized terms not otherwise defined herein are set forth in the form of Restricted Stock Agreement.

         The Restricted Period for the Restricted Shares commenced on the date of grant and will end on the date of any initial public offering of Voxx common stock. During the Restricted Period, the grantee may not sell, assign, transfer or encumber the Restricted Shares, the right to vote the Restricted Shares or the right to receive dividends on the Restricted Shares (collectively, the "Restrictions"), provided that the grantee shall have all other rights of a stockholder of Voxx which the Company previously had with respect to the shares, including, without limitation, the right to receive dividends on and the right to vote the shares.

         The Restricted Shares shall vest upon any initial public offering of Voxx common stock, at which time the Restrictions shall lapse with respect to such shares. The Restricted Stock Agreement provides that all rights to the Restricted Shares shall be forfeited to the Company without consideration in the event that an initial public offering of Voxx common stock does not occur prior to July 31, 2006.

         Each grantee, as a condition of the grant, is required to elect, within 30 days of the date of grant, and upon written notice delivered to the Internal Revenue Service with a copy delivered to the Company, to recognize income for federal income tax purposes equal to the Fair Market Value of the shares as of the date the shares are transferred to the grantee, regardless of the Restrictions and the vesting schedule. If the grantee timely makes this required election and otherwise complies with the provisions of the Restricted Stock Agreement relating to such election, then on December 31, 2005, the Company will pay to each grantee, as an additional incentive payment, an amount equal to $0.30 per Restricted Share granted to such grantee.

         At the request of the Company, Voxx or any representative of the underwriters in connection with an initial public offering of Voxx common stock, each grantee shall be subject to a lock-up period in connection with such initial public offering with respect to the shares granted under the Restricted Stock Agreement, whether vested or still restricted.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                        EPIXTAR CORP.
                                                        (Registrant)


Date: April 26, 2005                      By         /s/ IRVING GREENMAN
                                             -----------------------------------
                                                       Irving Greenman
                                                 Its Chief Financial Officer


                                      -2-